                   DIAGRAM AND LISTING OF ALL PERSONS DIRECTLY
                   OR INDIRECTLY CONTROLLED BY OR UNDER COMMON
                                  CONTROL WITH
                      AIG SUNAMERICA LIFE ASSURANCE COMPANY
                           THE DEPOSITOR OF REGISTRANT


American International Group, Inc. (a Delaware corporation) owns 100% of
AIG Retirement Services, Inc. (f/k/a "AIG SunAmerica Inc.") (a Delaware corporation), which owns 100% of Resources Consolidated Inc. (a Colorado corporation); SA Investment Group, Inc. (a California corporation); SunAmerica Life Insurance Company (an Arizona corporation); SunAmerica Affordable Housing Finance Corp. (a Delaware corporation); Arrowhead SAHP Corp. (a New Mexico corporation); Tierra Vista SAHP Corp. (a Florida corporation); Westwood SAHP Corp. (a New Mexico corporation); Charlestonian/Chesterfield SAHP Corp. (a Delaware corporation); Crossing SAHP Corp. (a Delaware corporation); Forest SAHP Corp. (a Delaware corporation); Grand Savannah SAHP Corp. (a Delaware corporation); Willow SAHP Corp. (a Delaware corporation); Prairie SAHP Corp. (a Delaware corporation); DIL/SAHP Corp. (a Delaware corporation), which is the sole member of River Oaks Apartments, LLC (a Delaware limited liability company); Charleston Bay SAHP Corp. (a Delaware corporation); SubGen NT Corp. (a Delaware corporation); SCSP Corp. (a Delaware corporation); sole member of MM Enhancement, LLC (a Maryland limited liability company); SAHP-Chancellor, LLC (a Nevada limited liability company); SAHP-Chancellor II, LLC (a Nevada limited liability company); 85% member of Solus Hotel Portfolio Holding Company (a Delaware limited liability company), which is sole member of each of the following Delaware limited liability companies: Solus Carnegie Charlotte, LLC), Solus Quorum Tampa, LLC and Solus Trade Street Charlotte, LLC; and 50% member of SunAmerica New Markets Tax Credit Fund LLC (a Nevada limited liability company). In addition, AIG Retirement Services, Inc. owns 33% of New California Life Holdings, Inc. (a Delaware corporation), which owns 100% of Aurora National Life Assurance Company (a California corporation); 30% of SunAmerica Investments, Inc., a Georgia corporation; and 85% of AMSUN Realty Holdings (a California general partnership);

        SunAmerica Investments, Inc. owns 100% of SunAmerica Retirement Markets, Inc. (a Maryland corporation); AIG SunAmerica Real Estate and Office Administration, Inc. (a Delaware corporation); SunAmerica Affordable Housing Partners, Inc. (a California corporation), which is sole member to SLP Housing VI, LLC and SLP Housing VII, LLC, (each a Delaware limited liability company), and owns 100% of Civic SAAHP Corp. (a Delaware corporation), which is sole member of SAHP Civic, LLC (a Delaware corporation); SunAmerica Mortgages, Inc. (a Delaware corporation); Houston Warehouse Corp. (a California corporation); SunAmerica (Cayman) Insurance Company, Ltd. (a Cayman Islands company); AIG Advisor Group, Inc. (a Maryland corporation); Sun Hechs, Inc. (a California corporation); Sun GP Corp. (a California corporation); Sun CRC, Inc. (a California corporation); Sun-Dollar, Inc. (a California corporation); SunAmerica Investments (Cayman) (a Cayman Islands corporation); and Metrocorp, Inc. (a California corporation). SunAmerica Investments, Inc. is general partner to SunAmerica Venture Fund 2000, L.P. (a California limited partnership); sole member of SAHP Summerchase GP, LLC (a Delaware limited liability company); SAII Birchmont Investor, LLC (a Delaware limited liability company), and of the following Nevada limited liability companies: SLP Housing I LLC, SLP Housing II LLC, SLP Housing III LLC, SLP Housing IV LLC, SLP Housing V LLC, which owns 100% of the following Nevada limited liability companies: SAHP-Yarco LLC, SAHP-MBA LLC and SAHP McSha; 50% of SunAmerica New Markets Tax Credit Fund LLC (a Nevada limited liability company); and owns 50% of Skip's Clothing Company (a Delaware company), which owns 100% of Skip's Cutting, Inc. (a Delaware corporation), American Knitting Corp. (a Delaware corporation), and Skip's Honduras, S.A. de C.V., a Honduras corporation.

        AIG Advisor Group, Inc. owns 100% of Royal Alliance Associates, Inc. (a Delaware corporation), which owns 50% of Anchor Insurance Services, Inc. (a Hawaii corporation); Financial Service Corporation (a Georgia corporation), which owns 100% of FSC Securities Corporation (a Delaware corporation) and FSC Agency, Inc. (a Georgia corporation); Advantage Capital Corp. (a New York corporation); American General Securities, Inc. (a Texas corporation); and AIG Financial Advisors, Inc. (a Delaware corporation).

        SunAmerica Life Insurance Company owns 100% of First SunAmerica Life Insurance Company (a New York corporation); AIG SunAmerica Life Assurance Company (an Arizona corporation); UG

                   DIAGRAM AND LISTING OF ALL PERSONS DIRECTLY
                   OR INDIRECTLY CONTROLLED BY OR UNDER COMMON
                                  CONTROL WITH
                      AIG SUNAMERICA LIFE ASSURANCE COMPANY
                           THE DEPOSITOR OF REGISTRANT


Corporation, (a Georgia corporation); Export Leasing FSC, Inc. (a Virgin Islands company); SunAmerica Virginia Properties, Inc. (a California corporation); SAL Investment Group, Inc. (a California corporation); sole member of Five Long Island Properties, LLC (a Delaware limited liability company); Sun Quorum, LLC (a Delaware limited liability company); SA Affordable Housing, LLC, (a Delaware limited liability company); SunAmerica Housing Fund West 41st, LLC (a Delaware limited liability corporation), which owns 50% of 501 West 41st Street Partners, LLC (a New York limited liability company); SunAmerica Housing Fund 233, LLC (a Delaware limited liability corporation), which owns 50% of 400 West 59th Street Partners, LLC (a New York limited liability company); SunAmerica Housing Fund West 42nd, LLC (a Delaware limited liability company), which owns 50% of 520 West 43rd Street Partners, LLC (a New York limited liability company); and SunAmerica Housing Fund First & 94th, LLC (a Delaware limited liability company), which owns 50% of 345 East 94th Street Partners, LLC, (a New York limited liability company). In addition, SunAmerica Life Insurance Company owns 85% of SunAmerica Realty Partners (a California limited partnership); and 70% of SunAmerica Investments, Inc.

        AIG SunAmerica Life Assurance Company owns 100% of AIG SunAmerica Asset Management Corp. (a Delaware corporation), which owns 100% of each of AIG SunAmerica Capital Services, Inc. (a Delaware corporation), AIG SunAmerica Fund Services, Inc. (a Delaware corporation); sole member of each of these Delaware limited liability companies: Anchor-Forum Portales I, LLC and Anchor-Forum Portales II, LLC; and owns, through holders of their variable annuity contracts, the following Massachusetts business trusts: Anchor Pathway Fund, Anchor Series Trust, SunAmerica Series Trust and Seasons Series Trust.


                                       2